Exhibit 99.1

S.Y. Bancorp First Quarter Earnings Per Diluted Share Up 11% To $0.40 Versus $0.36 For the Year-Earlier Quarter

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 20, 2011--S.Y. Bancorp, Inc. (NASDAQ:SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported improved financial results for the first quarter ended March 31, 2011. For the first quarter, net income per diluted share rose 11% compared with the prior-year period, underscoring continued strong results from core banking services. Ongoing loan growth over the past year, along with a year-over-year improvement in net interest margin, provided a 10% increase in net interest income for the first quarter of 2011. The following is a summary of the Company's reported results:

Quarter Ended March 31,	2011	2010	Change
Net income	$5,491,000	$4,981,000	10%
Net income per share, diluted	$0.40	$0.36	11%
Return on average equity	12.88%	12.76%
Return on average assets	1.17%	1.12%

Commenting on the announcement, David Heintzman, Chairman and Chief Executive Officer, said, "We are pleased to report a solid increase in first quarter earnings, together with continued balance sheet growth. These results demonstrate our strong presence in Louisville as well as the success of our market expansion strategies, through which we have extended our brand to Indianapolis and Cincinnati.

"With sustained growth in Louisville and the benefit of strategic market expansion, our loan portfolio has increased 5% over the past year," Heintzman continued. "At the same time, net interest margin has increased 16 basis points. We also continue to enjoy solid revenue diversification, reflected by higher investment management and trust services income. In our investment management and trust department, total assets under management have increased to almost $1.8 billion."

Concluding, Heintzman said, "While we are pleased to report solid improvements in many areas of our operations for the first quarter of 2011, which translated into higher year-over-year earnings, we know the economy continues to be uncertain, the real estate market remains stressed, and unemployment levels are troubling. Future trends for these economic factors will continue to dictate the overall economic recovery and, thus, will have a bearing on our performance in the year to come."

S.Y. Bancorp's total assets increased $117 million to $1.919 billion at March 31, 2011, from $1.802 billion at March 31, 2010. The Company's loan portfolio increased $77 million to $1.518 billion at March 31, 2011, compared with $1.441 billion at March 31, 2010. Likewise, total deposits increased $81 million to $1.516 billion at March 31, 2011, from $1.435 billion a year ago.

In the first quarter of 2011, capital levels continued to strengthen and remained well ahead of that required to be considered "well-capitalized" under regulatory standards – the highest capital rating for financial institutions. Importantly, this strengthening has occurred concurrently with growth in assets, not as a result of shrinkage of the balance sheet. The Tier 1 leverage ratio, Tier 1 risk-based capital ratio and Total risk-based capital ratio at March 31, 2011, were 10.45%, 12.12% and 13.98%, respectively, all exceeding the required minimums of 5%, 6% and 10%, respectively, necessary to be deemed a well-capitalized institution. The ratio of tangible common equity to total tangible assets (see reconciliation of GAAP/non-GAAP measures later in this release) was 9.00% as of March 31, 2011, up from 8.89% at December 31, 2010, and 8.70% at March 31, 2010. The Company intends to maintain capital ratios at historically high levels at least until the economy demonstrates sustained improvement.

Net interest income – the Company's largest source of revenue – increased $1.5 million in the first quarter of 2011 to $17.3 million from $15.8 million in the year-earlier period. This increase reflected continued growth in net interest-earning assets together with a higher quarter-over-quarter net interest margin. In the first quarter of 2011, net interest margin was 4.00%, up eight basis points from 3.92% in the fourth quarter of 2010, and up 16 basis points from 3.84% in the first quarter of 2010.

Non-performing loans (NPLs) totaled $15.1 million or 0.99% of total loans outstanding at March 31, 2011, down from $19.3 million or 1.28% of total period-end loans at December 31, 2010, but up from $13.5 million or 0.94% of period-end loans at March 31, 2010. The decrease from the fourth quarter of 2010 mainly reflected transfers of NPLs to other real estate owned (OREO). However, non-performing assets (NPAs), which include NPLs, OREO and repossessed assets, decreased slightly to $24.2 million or 1.26% of total assets at March 31, 2011, compared with $24.8 million or 1.30% of total assets at December 31, 2010, and increased from $16.1 million or 0.89% of total assets at March 31, 2010. At current levels, NPLs and NPAs remain at the high end of the Company's historic range for these metrics. Still, while first quarter peer data is not yet available, the Company's credit quality metrics have continued to trend significantly below those of $1-to-$2.5 billion publicly traded banks, which as of December 31, 2010, posted average NPLs and NPAs of 5.08% and 4.26%, respectively, according to a leading industry data service.

Even as the economy continues to show some signs of general improvement, this strengthening is not steady or broad-based, and the prolonged economic downturn experienced by many borrowers continues to affect credit quality. These conditions will likely have an ongoing effect on borrowers until the real estate market and overall business conditions improve. Additionally, should market conditions worsen and foreclosed assets increase significantly, the Company's flexibility to approach collateral sales in an orderly fashion to minimize losses may be reduced and management may be forced to liquidate problem loans more rapidly, thus increasing the loss on these assets.

Net charge-offs in the first quarter of 2011 totaled $1.4 million or 0.09% of average loans – a level more in line with historic results, improving from $2.6 million or 0.17% of average loans in the fourth quarter of 2010. In the first quarter of 2010, net charge-offs totaled $0.9 million or 0.06% of average loans.

The Company's loan loss provision for the first quarter of 2011 was $2.8 million compared with $3.7 million in the fourth quarter of 2010 and $2.7 million in the year-earlier period. Due primarily to a continued high level of NPLs and the Company's assessment of risk in the loan portfolio, the allowance as a percentage of loans continues to grow. The allowance increased to 1.78% of total loans at March 31, 2011, from 1.69% of total loans at December 31, 2010, and 1.51% at March 31, 2010. Since the Company is unable to determine how long business and economic conditions will continue to be depressed or when they will begin to improve meaningfully, S.Y. Bancorp intends to continue with its historically conservative stance toward credit quality, remaining cautious in assessing the potential risk in the loan portfolio. Accordingly, the Company expects the allowance for loan losses to remain at a high level compared with historic amounts, even though charge-offs may continue to moderate, until there are clearer signs of a sustained economic recovery and, thus, a reduction in overall credit risk.

Non-interest income was essentially flat at $8.0 million in the first quarter of 2011 and for the same quarter last year. An 8% increase in investment management and trust services income, along with higher bankcard transaction revenue and brokerage commissions and fees, was largely offset by lower other non-interest income, reflecting a larger increase in the value of a domestic private equity fund in the year-earlier quarter versus the current-year quarter.

Non-interest expense increased $1.0 million to $14.8 million in the first quarter of 2011 versus $13.8 million in the same period last year. The increase primarily reflected write-downs on OREO, office renovation costs, and normal annual salary increases. The Company's first quarter efficiency ratio was 57.66% compared with 57.21% in the first quarter of 2010.

In February 2011, S.Y. Bancorp's Board of Directors declared its regular quarterly cash dividend of $0.18 per share. The latest dividend was distributed on April 1, 2011, to stockholders of record as of March 14, 2011.

Louisville, Kentucky-based S.Y. Bancorp, Inc., with $1.9 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT. The trust preferred securities of S.Y. Bancorp Capital Trust II also trade on the NASDAQ Global Select Market under the symbol SYBTP.

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company.

The following table provides a reconciliation of total stockholders' equity to tangible common equity in accordance with applicable regulatory requirements and GAAP. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

S.Y. Bancorp, Inc. Tangible Common Equity Ratio (Amounts in thousands)

	March 31, 2011	December 31, 2010	March 31, 2010
Total stockholders' equity (a)	$173,361	$169,861	$157,336
Less goodwill	(682)	(682)	(682)
Tangible common equity (c)	$172,679	$169,179	$156,654

Total assets (b)	$1,919,323	$1,902,945	$1,801,977
Less goodwill	(682)	(682)	(682)
Tangible assets (d)	$1,918,641	$1,902,263	$1,801,295

Total stockholders' equity to total assets (a/b)	9.03%	8.93%	8.73%
Tangible common equity ratio (c/d)	9.00%	8.89%	8.70%

S. Y. Bancorp, Inc. Financial Information
First Quarter 2011 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended
	March 31,
	2011	2010
Income Statement Data
Net interest income, fully tax equivalent (1)	$17,709	$16,071
Interest income
Loans	$19,600	$19,214
Federal funds sold	46	25
Mortgage loans held for sale	63	66
Securities	1,579	1,652
Total interest income	21,288	20,957
Interest expense
Deposits	2,671	3,682
Securities sold under agreements to repurchase	67	87
Federal funds purchased	13	9
Other short-term borrowings	-	-
Federal Home Loan Bank advances	361	525
Subordinated debentures	861	860
Total interest expense	3,973	5,163
Net interest income	17,315	15,794
Provision for loan losses	2,800	2,695
Net interest income after provision for loan losses	14,515	13,099
Non-interest income
Investment management and trust income	3,537	3,261
Service charges on deposit accounts	1,924	1,998
Bankcard transaction revenue	877	751
Gains on sales of mortgage loans held for sale	382	385
Gain (loss) on the sale of securities	-	-
Brokerage commissions and fees	513	456
Bank owned life insurance	249	243
Other non-interest income	523	882
Total non-interest income	8,005	7,976
Non-interest expense
Salaries and employee benefits expense	8,400	8,089
Net occupancy expense	1,230	1,276
Data processing expense	1,137	1,137
Furniture and equipment expense	355	314
FDIC insurance expense	621	471
Other non-interest expenses	3,084	2,471
Total non-interest expense	14,827	13,758
Net income before income tax expense	7,693	7,317
Income tax expense	2,202	2,336
Net income	$5,491	$4,981

Weighted average shares - basic	13,747	13,645
Weighted average shares - diluted	13,837	13,718

Basic earnings per share	$0.40	$0.37
Diluted earnings per share	0.40	0.36
Cash dividend declared per share	0.18	0.17

Balance Sheet Data (at period end)
Total loans	$1,517,786	$1,441,196
Allowance for loan losses	26,956	21,811
Total assets	1,919,323	1,801,977
Non-interest bearing deposits	263,166	232,201
Interest bearing deposits	1,253,299	1,202,813
Federal home loan bank advances	60,439	60,450
Subordinated debentures	40,900	40,900
Stockholders' equity	173,361	157,336
Total shares outstanding	13,780	13,683
Book value per share	12.58	11.50
Market value per share	25.16	22.75

S. Y. Bancorp, Inc. Financial Information
First Quarter 2011 Earnings Release

	Three Months Ended
	March 31,
	2011	2010
Average Balance Sheet Data
Average federal funds sold	$ 62,694	$ 54,329
Average investment securities	217,827	198,387
Average loans	1,507,574	1,438,138
Average earning assets	1,793,309	1,695,669
Average assets	1,910,869	1,796,599
Average interest bearing deposits	1,245,660	1,211,468
Average total deposits	1,509,160	1,425,999
Average securities sold under agreement to repurchase	53,756	55,447
Average federal funds purchased	25,052	17,701
Average short-term borrowings	1,209	1,257
Average long-term debt	101,340	101,355
Average interest bearing liabilities	1,427,017	1,387,228
Average stockholders' equity	172,926	158,252

Performance Ratios
Annualized return on average assets	1.17%	1.12%
Annualized return on average equity	12.88%	12.76%
Net interest margin, fully tax equivalent	4.00%	3.84%
Non-interest income to total revenue, fully
tax equivalent	31.13%	33.17%
Efficiency ratio	57.66%	57.21%

Capital Ratios
Average stockholders' equity to average assets	9.05%	8.81%
Tier 1 risk-based capital	12.12%	11.83%
Total risk-based capital	13.98%	13.73%
Leverage	10.45%	10.26%

Loans by Type
Commercial and industrial	$ 345,340	$ 299,878
Construction and development	158,559	200,529
Real estate mortgage - commercial investment	360,425	320,544
Real estate mortgage - owner occupied commercial	334,899	282,258
Real estate mortgage - 1-4 family residential	157,479	159,733
Home equity - first lien	39,781	39,676
Home equity - junior lien	85,870	101,126
Consumer	35,433	37,452

Asset Quality Data
Allowance for loan losses to total loans	1.78%	1.51%
Allowance for loan losses to average loans	1.79%	1.52%
Allowance for loan losses to non-performing loans	178.72%	161.78%
Nonaccrual loans	$ 10,747	$ 9,546
Troubled debt restructuring	2,878	3,574
Loans - 90 days past due & still accruing	1,458	362
Total non-performing loans	15,083	13,482
OREO and repossessed assets	9,138	2,609
Total non-performing assets	24,221	16,091
Non-performing loans to total loans	0.99%	0.94%
Non-performing assets to total assets	1.26%	0.89%
Net charge-offs to average loans (2)	0.09%	0.06%
Net charge-offs	$ 1,387	$ 884

Other Information
Total assets under management (in millions)	$ 1,791	$ 1,574
Full-time equivalent employees	473	471

S. Y. Bancorp, Inc. Financial Information
First Quarter 2011 Earnings Release

	Five Quarter Comparison
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Income Statement Data
Net interest income, fully tax equivalent (1)	$17,709	$17,723	$17,597	$16,873	$16,071
Net interest income	$17,315	$17,324	$17,214	$16,547	$15,794
Provision for loan losses	2,800	3,695	2,695	2,384	2,695
Net interest income after provision for loan losses	14,515	13,629	14,519	14,163	13,099
Investment management and trust income	3,537	3,722	3,045	3,232	3,261
Service charges on deposit accounts	1,924	2,165	2,250	2,187	1,998
Bankcard transaction revenue	877	862	837	863	751
Gains on sales of mortgage loans held for sale	382	890	601	445	385
Gain (loss) on the sale of securities	-	-	159	-	-
Brokerage commissions and fees	513	652	525	503	456
Bank owned life insurance	249	253	251	248	243
Other non-interest income	523	1,034	594	445	882
Total non-interest income	8,005	9,578	8,262	7,923	7,976
Salaries and employee benefits expense	8,400	8,880	8,197	8,319	8,089
Net occupancy expense	1,230	1,226	1,136	1,296	1,276
Data processing expense	1,137	1,256	1,119	1,322	1,137
Furniture and equipment expense	355	321	316	321	314
FDIC Insurance expense	621	538	498	531	471
Other non-interest expenses	3,084	2,862	2,643	2,592	2,471
Total non-interest expense	14,827	15,083	13,909	14,381	13,758
Net income before income tax expense	7,693	8,124	8,872	7,705	7,317
Income tax expense	2,202	2,073	2,507	2,149	2,336
Net income	$5,491	$6,051	$6,365	$5,556	$4,981

Weighted average shares - basic	13,747	13,720	13,701	13,690	13,645
Weighted average shares - diluted	13,837	13,822	13,807	13,790	13,718

Basic earnings per share	$0.40	$0.44	$0.46	$0.41	$0.37
Diluted earnings per share	0.40	0.44	0.46	0.40	0.36
Cash dividend declared per share	0.18	0.18	0.17	0.17	0.17

Balance Sheet Data (at period end)
Total loans	$1,517,786	$1,508,425	$1,489,398	$1,477,304	$1,441,196
Allowance for loan losses	26,956	25,543	24,433	22,933	21,811
Total assets	1,919,323	1,902,945	1,881,122	1,859,478	1,801,977
Non-interest bearing deposits	263,166	247,465	251,481	250,427	232,201
Interest bearing deposits	1,253,299	1,246,003	1,211,298	1,223,404	1,202,813
Federal home loan bank advances	60,439	60,442	80,445	70,448	60,450
Subordinated debentures	40,900	40,900	40,900	40,900	40,900
Stockholders' equity	173,361	169,861	167,609	162,035	157,336
Total shares outstanding	13,780	13,737	13,707	13,695	13,683
Book value per share	12.58	12.37	12.23	11.83	11.50
Market value per share	25.16	24.55	24.82	22.98	22.75

S. Y. Bancorp, Inc. Financial Information
First Quarter 2011 Earnings Release

	Five Quarter Comparison
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Average Balance Sheet Data
Average loans	$1,507,574	$1,492,674	$1,484,741	$1,460,147	$1,438,138
Average assets	1,910,869	1,907,385	1,871,048	1,813,302	1,796,599
Average earning assets	1,793,309	1,794,477	1,760,255	1,703,151	1,695,669
Average total deposits	1,509,160	1,484,224	1,464,119	1,441,865	1,425,999
Average long-term debt	101,340	115,039	117,650	105,964	101,355
Average interest bearing liabilities	1,427,017	1,442,271	1,412,640	1,391,586	1,387,228
Average stockholders' equity	172,926	170,320	165,578	159,983	158,252

Performance Ratios
Annualized return on average assets	1.17%	1.26%	1.35%	1.23%	1.12%
Annualized return on average equity	12.88%	14.10%	15.25%	13.93%	12.76%
Net interest margin, fully tax equivalent	4.00%	3.92%	3.97%	3.97%	3.84%
Non-interest income to total revenue, fully
tax equivalent	31.13%	35.08%	31.95%	31.95%	33.17%
Efficiency ratio	57.66%	55.25%	53.79%	58.00%	57.21%

Capital Ratios
Average stockholders' equity to average assets	9.05%	8.93%	8.85%	8.82%	8.81%
Tier 1 risk-based capital	12.12%	12.06%	11.99%	11.83%	11.83%
Total risk-based capital	13.98%	13.93%	13.87%	13.71%	13.73%
Leverage	10.45%	10.31%	10.29%	10.36%	10.26%

Loans by Type
Commercial and industrial	$345,340	$343,956	$336,594	$315,462	$299,878
Construction and development	158,559	159,482	174,546	182,436	200,529
Real estate mortgage - commercial investment	360,425	343,163	333,568	337,830	320,544
Real estate mortgage - owner occupied commercial	334,899	336,032	312,137	304,540	282,258
Real estate mortgage - 1-4 family residential	157,479	157,983	159,604	161,466	159,733
Home equity - 1st lien	39,781	39,449	40,428	41,043	39,676
Home equity - junior lien	85,870	91,813	95,368	98,119	101,126
Consumer	35,433	36,547	37,153	36,408	37,452

Asset Quality Data
Allowance for loan losses to total loans	1.78%	1.69%	1.64%	1.55%	1.51%
Allowance for loan losses to average loans	1.79%	1.71%	1.65%	1.57%	1.52%
Allowance for loan losses to non-performing loans	178.72%	132.25%	195.54%	166.13%	161.78%
Nonaccrual loans	$10,747	$14,388	$8,485	$9,640	$9,546
Troubled debt restructuring	2,878	2,882	3,544	3,548	3,574
Loans - 90 days past due & still accruing	1,458	2,044	466	616	362
Total non-performing loans	15,083	19,314	12,495	13,804	13,482
OREO and repossessed assets	9,138	5,445	4,943	2,038	2,609
Total non-performing assets	24,221	24,759	17,438	15,842	16,091
Non-performing loans to total loans	0.99%	1.28%	0.84%	0.93%	0.94%
Non-performing assets to total assets	1.26%	1.30%	0.93%	0.85%	0.89%
Net charge-offs to average loans (2)	0.09%	0.17%	0.08%	0.09%	0.06%
Net charge-offs	1,387	$2,585	$1,195	$1,262	$884

Other Information
Total assets under management (in millions)	$1,791	$1,698	$1,578	$1,499	$1,574
Full-time equivalent employees	473	475	473	474	471

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Interim ratios not annualized

Certain prior-period amounts have been reclassified to conform with current presentation.

CONTACT:
S.Y. Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President,
Treasurer and Chief Financial Officer